Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2016, relating to the consolidated financial statements and financial statement schedule of LendingClub Corporation, appearing in the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2015. We also consent to the incorporation by reference of our report dated February 22, 2016 (May 16, 2016 as to the effects of the material weakness as described in Management's Annual Report on Internal Control over Financial Reporting (Revised)) relating to the effectiveness of LendingClub Corporation’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the LendingClub Corporation's internal control over financial reporting because of a material weakness), appearing in Amendment 1 on Form 10-K/A to the Annual Report on Form 10-K of LendingClub Corporation for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
San Francisco, CA
September 15, 2016